Exhibit 99.1

Contacts:	Investors:
Sujan Jain Transmeta Corporation (408) 919-3000	Kristine Mozes Mozes Communications LLC (781) 652-8875
TRANSMETA INITIATES PROCESS TO SEEK SALE OF THE COMPANY
Plans to Enhance Value for Stockholders
SANTA CLARA, CA — September 24, 2008 — Transmeta Corporation (NASDAQ: TMTA) announced today that, with the assistance of its independent financial advisors Piper Jaffray & Co., it has initiated a process to seek a potential sale of the Company. After actively exploring a full range of strategic alternatives over the past few months and after strengthening its balance sheet, Transmeta will now explore a possible sale of the Company as a way to enhance value for all its stockholders.
In a separate press release today, the Company announced that it has entered into two agreements with Intel for the licensing of certain Transmeta technologies and intellectual property and for the accelerated payment of its receivables from Intel, which will result in a one-time, non-refundable payment of $91.5 million in the third quarter of 2008.
“We are very pleased to have achieved the two agreements with Intel,” said Les Crudele, president and CEO of Transmeta. “Receiving these one-time payments strengthens our balance sheet and allows potential buyers to more accurately evaluate our Company. This year, as a result of our successful licensing activities, we will collect at least $265 million of cash payments for our intellectual property and patents. We expect that our intellectual property portfolio and licensing business, combined with our solid balance sheet, will be attractive to potential bidders, and we look forward to conducting a timely process to maximize value for our stockholders. As we proceed with the process, we remain focused on working with potential licensees, as well as developing and validating our IP blocks so that we can broaden our target market.”
Interested parties are invited to contact the Company’s financial advisor per the contact information listed below. The Company noted that there can be no assurance that the process will result in a transaction that the Company’s Board determines is in the best interests of the Company or its stockholders. Further, there is no assurance concerning the type, form, structure, nature, results, timing or terms and conditions of any such transaction, even if a transaction does result from this process. The Company does not intend to release additional information about the status of this sale process but will publicly report all required information on a timely basis.
Financial Advisor Contact Information:
Scott D. Weinstein
Piper Jaffray & Co
Tel: 415-984-5186

About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, Transmeta first became known for designing, developing and selling its highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. Transmeta is presently focused on developing and licensing its advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing its computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q, and 8-K, which describe important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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